Exhibit 99.1

Fuel Doctor, LLC.

December 31, 2010 and 2009

Index to Consolidated Financial Statements

Contents	Page(s)
Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at December 31, 2010 and 2009	F-3

Consolidated Statements of Operations for the Year Ended December 31, 2010 and for the Period from May 5, 2009 (inception) through December 31, 2009	F-4

Consolidated Statement of Members’ Equity for the Year Ended December 31, 2010 and for the Period from May 5, 2009 (inception) through December 31, 2009	F-5

Consolidated Statements of Cash Flows for the Year Ended December 31, 2010 and for the Period from May 5, 2009 (inception) through December 31, 2009	F-6

Notes to the Consolidated Financial Statements	F-7

Consolidated Financial Statements for the Interim Period Ended March 31, 2011 and 2010 (Unaudited)	F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Fuel Doctor, LLC.

Calabasas, California

We have audited the accompanying consolidated balance sheets of Fuel Doctor, LLC. (the “Company”) as of December 31, 2010 and 2009 and the related consolidated statements of operations, members’ equity and cash flows for the year ended December 31, 2010 and for the period from May 5, 2009 (inception) through December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the year ended December 31, 2010 and for the period from May 5, 2009 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company had an accumulated deficit at December 31, 2010, had a net loss and net cash used in operating activities for the year then ended, respectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

August 24, 2011

FUEL DOCTOR, LLC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009

ASSETS
CURRENT ASSETS:
Cash	$11,640	$25,558
Accounts receivable	72,261	24,882
Inventories	1,404,478	610,757
Prepayments and other current assets	1,726	-

Total Current Assets	1,490,105	661,197

INVESTMENT	-	-

OFFICE EQUIPMENT:
Office equipment	4,840	-
Accumulated depreciation	(1,062)	-
Office equipment, net	3,778	-

SECURITY DEPOSIT	3,210	3,000

Total Assets	$1,497,093	$664,197

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$334,181	$263,916
Credit cards payable	64,444	-
Advance from related parties	2,501	1,866
Accrued expenses and other current liabilities	94,352	-

Total Current Liabilities	495,478	265,782

LONG TERM DEBT	101,732	-
LONG TERM DEBT - RELATED PARTIES	506,814	-

Total Long Term Liabilities	608,546	-

Total Liabilities	1,104,024	265,782

FUEL DOCTOR LLC. MEMBERS' EQUITY:
Members' capital	3,353,468	873,678
Accumulated deficit	(2,960,399)	(475,263)

Total Fuel Doctor LLC. Members' Equity	393,069	398,415

NONCONTROLLING INTEREST IN SUBSIDIARY	-	-

Total Liabilities and Equity	$1,497,093	$664,197

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Period
	For the Year	from May 5, 2009
	Ended	(Inception) through
	December 31, 2010	December 31, 2009

NET REVENUES	$780,146	$37,872

COST OF GOODS SOLD	753,996	35,264

GROSS PROFIT	26,150	2,608

OPERATING EXPENSES:
Advertising and promotion	967,870	67,616
Commissions	172,559	4,698
Compensation - Managing member	548,013	112,396
Product sample	107,422	119,241
Professional fees	165,556	85,097
Rent	37,228	12,700
Research and development	123,196	15,900
General and administrative expenses	381,113	60,223

Total operating expenses	2,502,957	477,871

LOSS FROM OPERATIONS	(2,476,807)	(475,263)

OTHER (INCOME) EXPENSE:
Interest expense	8,752	-
Other (income) expense	(423)	-

Other (income) expense, net	8,329	-

NET LOSS BEFORE NONCONTROLLING INTEREST	(2,485,136)	(475,263)

NONCONTROLLING INTEREST IN SUBSIDIARY	-	-

NET LOSS	$(2,485,136)	$(475,263)

Pro Forma Financial Information:

LOSS BEFORE TAXES	(2,485,136)	(475,263)

INCOME TAX PROVISION	-	-

LOSS BEFORE NONCONTROLLING INTEREST	(2,485,136)	(475,263)

NONCONTROLLING INTEREST	-	-

NET LOSS	$(2,485,136)	$(475,263)

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.

CONSOLIDATED STATEMENT OF EQUITY
FOR THE PERIOD MAY 5, 2009 (INCEPTION) THROUGH DECEMBER 31, 2010

			Total Fuel Doctor LLC
	Members'	Accumulated	Members'	Noncontrolling	Total
	Capital	Deficit	Equity	Interest	Equity

May 5, 2009 ( inception )	$-	$-	$-	$-	$-

Members' capital contribution	873,678		873,678	-	873,678

Net loss		(475,263)	(475,263)	-	(475,263)

Balance, December 31, 2009	873,678	(475,263)	398,415	-	398,415

Members' capital contribution	2,479,790		2,479,790	-	2,479,790

Net loss		(2,485,136)	(2,485,136)	-	(2,485,136)

Balance December 31, 2010	$3,353,468	$(2,960,399)	$393,069	$-	$393,069

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period
	For the Year	from May 5, 2009
	Ended	(Inception) through
	December 31, 2010	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,485,136)	$(475,263)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	1,062	-
Changes in operating assets and liabilities:
Accounts receivable	(47,379)	(24,882)
Inventories	(793,721)	(610,757)
Prepayment and other current assets	(1,726)	-
Security deposit	(210)	(3,000)
Accounts payable	70,265	263,916
Credit cards payable	64,444	-
Accrued expenses and other current liabilities	94,352	-

NET CASH USED IN OPERATING ACTIVITIES	(3,098,049)	(849,986)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of office equipment	(4,840)	-

NET CASH USED IN INVESTING ACTIVITIES	(4,840)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related party	635	1,866
Proceeds from long-term debt	101,732	-
Proceeds from long-term debt -related parties	506,814	-
Capital contribution	2,479,790	873,678

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,088,971	875,544

NET CHANGE IN CASH	(13,918)	25,558

Cash at beginning of period	25,558	-

Cash at end of period	$11,640	$25,558

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$

See accompanying notes to the consolidated financial statements.

Fuel Doctor, LLC.

December 31, 2010 and 2009

Notes to the Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Fuel Doctor, LLC. (the “Company”) was organized on May 5, 2009 under the laws of the State of California. The Company engages in the design, marketing and distribution of auto accessories.

Formation of Fuel Doctor Fuel Stations, LLC.

On November 16, 2010, the Company formed Fuel Doctor Fuel Stations, LLC. (“Fuel Stations”) under the laws of the State of California, whereby the Company owns 60% of the equity interest.  Fuel Stations plans to operate businesses associated with the sale and distribution of a gasoline, food and beverage market, and associated Fuel Doctor products.  As of December 31, 2010, Fuel Stations was inactive.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of consolidation

The consolidated financial statements include all accounts of the Company as of December 31, 2010 and 2009, for the year ended December 31, 2010 and for the period from May 5, 2009 (inception) through December 31, 2009;  all accounts of Fuel Stations as of December 31, 2010, and for the period from November 16, 2010 (inception) through December 31, 2010.  All inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include allowance for doubtful accounts; the fair value of financial instruments; inventory valuation and obsolescence including values assigned and the market value of inventories; the carrying value, recoverability and impairment of long-lived assets, including the values assigned and the estimated useful lives of office equipment; interest rate, and the assumption that the Company will continue as a going concern.  These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, the estimates are adjusted accordingly.  Actual results could differ from the estimates.

Fair value of financial instruments measured on a recurring basis

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.   The three levels of fair value hierarchy defined by paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, credit cards payable, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s long-term debt approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2010.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fair value of non-financial assets or liabilities measured on a recurring basis

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences.  The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories.  The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include office equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

There was no allowance for doubtful accounts at December 31, 2010 or 2009.

The Company does not have any off-balance-sheet credit exposure to its customers.

Inventories

The Company values inventories, consisting of purchased goods for resale, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method.  The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

 Office equipment

Office equipment is recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Investment

The Company follows Subtopic 325-20 of the FASB Accounting Standards Codification to report its investment in private companies. Pursuant to ASC 325-20, investments in private companies are initially recorded at cost.  Income is recorded for dividends received that are distributed from net accumulated earnings of the investee subsequent to the date of investment.  Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions in the cost of the investment.  Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a) the nature of the relationship(s) involvedb)  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Noncontrolling interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the noncontrolling interest in Fuel Stations, its majority owned subsidiary in the consolidated statements of balance sheets within the equity section, separately from the Company’s members’ equity.  Noncontrolling interest represents the noncontrolling interest holder’s proportionate share of the equity of the Company’s majority-owned subsidiary, Fuel Stations.  Noncontrolling interest is adjusted for the noncontrolling interest holder’s proportionate share of the earnings or losses and the noncontrolling interest continues to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of goods.  Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as third party shipping companies and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Shipping and handling costs

The Company accounts for shipping and handling fees in accordance with paragraphs 605-45-45-19 through 605-45-45-23 of the FASB Accounting Standards Codification.  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Advertising costs

Advertising costs are expensed as incurred.

Research and development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification and paragraph 730-20-25-11 of the FASB Accounting Standards Codification for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.  The research and development arrangements usually involve one specific research and development project.  Often times, the Company makes non-refundable advances upon signing of these arrangements.  The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification for those non-refundable advances.  Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the related goods are delivered or the related services are performed.  The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered.  If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

Income taxes

The Company is an LLC.  The operating results of the LLC are included in the tax returns of the Company’s members.

Unaudited pro forma income tax information

The operating results of the LLC were included in the tax returns of the Company’s members for income tax purposes.  The unaudited pro forma income tax amounts, deferred tax assets and income tax rate included in the accompanying consolidated statements of operations and the income taxes note reflect the provision for income taxes which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $2,960,399 at December 31, 2010, had a net loss of $2,485,136 and net cash used in operating activities of $3,098,049 for the year then ended, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4– INVENTORIES

Inventories at December 31, 2010 and 2009 consisted of the following:

	December 31, 2010	December 31, 2009
Finished goods	$1,404,478	$610,757
	$1,404,478	$610,757

Slow-moving or obsolescence markdowns

The Company regularly reviews its finished goods to determine potential slow-moving or obsolescence, and when necessary, records a provision for excess or obsolete inventories based primarily on (i) its current level of inventories, (ii) historical and current sales data, (iii) estimates of future demand, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

There was no slow-moving or inventory obsolescence adjustments for the year ended December 31, 2010 or 2009.

Lower of cost or market adjustments

In addition to review of potential inventories slow-moving or obsolescence the Company compares the cost of inventory with its estimated market value, and reduces the amount of the carrying value of inventories, equal to the difference between the cost of the inventory and its estimated market value.  Major factors utilized in the determination of estimated market value include (i) current market price, (ii) estimates of future demand, and (iii) competitive pricing pressures.

There was no lower of cost or market adjustments for the year ended December 31, 2010 or 2009.

NOTE 5 – OFFICE EQUIPMENT

Office equipment, stated at cost, less accumulated depreciation at December 31, 2010 and 2009 consisted of the following:

	Estimated Useful Life (Years)	December 31, 2010	December 31, 2009

Office equipment	5	$4,840	$-

		4,840	-

Less accumulated depreciation		(1,062)	(-)

		$3,778	$-

Depreciation  expense

Depreciation expense for the year ended December 31, 2010 and 2009 was $1,062 and $0, respectively.

Impairment

The Company completed the annual impairment test of equipment as of December 31, 2010 and 2009 and determined that there was no impairment as the fair value of office equipment, substantially exceeded its carrying value as of December 31, 2010 or 2009.

NOTE 6 – LONG-TERM DEBT

Long-term debt at December 31, 2010 and 2009 consisted of the following:

	December 31, 2010	December 31, 2009

Note payable with interest at 2% per annum, principal and interest due January 28, 2013	$107,732	$-

Less current maturities	(-)	(-)

LONG-TERM DEBT, net of current maturities	$101,732	$-

NOTE 7 – RELATED PARTY TRANSACTIONS

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Mark Soffa	Managing Member of the Company

Joel Gillis	Member of the Company

Ed Wishner	Member of the Company

Long term debt – related parties

Long term debt – related parties at December 31, 2010 and 2009 consisted of the following:

	December 31, 2010	December 31 2009

Loans from Managing Member *	$174,314	$-

Loan from a member, with interest at 2% per annum, principal and interest due January 28, 2013	125,000	-

Loan from a member, with interest at 2% per annum, principal and interest due January 28, 2013	207,500	-

Long-term debt – related parties	506,814	-

Less current maturities	(-)	(-)

Long-term debt – related parties, net current maturities	$506,814	$-

* The loan bears 2 percent interest per annum and is due December 31, 2013.

NOTE 8 – MEMBERS’ EQUITY

Capital contribution

For the year ended December 31, 2009, two members of the Company contributed $873,678 as members’ capital.

For the year ended December 31, 2010, two members of the Company contributed $2,479,790 as members’ capital.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal proceeding

The Company was named as a party to a lawsuit filed by Mlissa Drinville (Mlissa Drinville v. Fuel Doctor, LLC) at the Los Angeles Superior Court (Case No. BC457475).  Plaintiff alleged that Fuel Doctor, LLC's product, the FD-47 did not work as advertised.  The management of the Company believes that this law suit is without merit and the Company will vigorously defend itself in this law suit.

Exclusive agency agreement

On August 15, 2009, the Company entered into an exclusive agency agreement (the “Exclusive Agency Agreement”) to distribute and market a fuel saving component, which reduces the utilization of gas known as “fuel doctor” (the “Product”) for the territories of U.S. and Canada with A to Z Innovations, Limited (“Vendor”), the Company owns the patents to the products.  On February 1, 2011, both parties amended the Exclusive Agency Agreement to expend the exclusive territories of distribution to worldwide from U.S. and Canada. Pursuant to the terms of the Exclusive Agency Agreement as amended, in order for the Company to maintain its exclusive distribution right from its vendor, the Company must purchase minimum number of FD-47s during the yearly periods of the agreement set forth below:

Year of Contract	Number of Units Purchased
First(12/15/2009-12/14/2010)	110,000
Second(12/15/2010-12/14/2011)	250,000
Third(12/15/2011-12/14/2012)	700,000
Fourth(12/15/2012-12/14/2013)	1,000,000
Fifth(12/15/2013-12/14/2014)	1,300,000

As of December 31, 2010, the Company purchased 135,000 units of FD-47s and meets the minimum requirement for the first year of contract.

NOTE 10 – INCOME TAXES

Unaudited pro forma income tax information

The operating results of LLC were included in the tax returns of the Company’s members for income tax purposes.  The unaudited pro forma income tax amounts, deferred tax assets and income tax rate included in the accompanying statements of operations and income taxes note reflect the provision for income taxes which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Deferred tax assets

If the Company had been incorporated as a C Corporation as of the beginning of the first date presented, at December 31, 2010, the Company would have had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $2,960,399 that may be offset against future taxable income through 2030.  No tax benefit would have been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $1,006,536 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $1,006,536.

Deferred tax assets would consist primarily of the tax effect of NOL carry-forwards.  The Company would have provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance would have increased approximately $844,946 and $161,590 for the year ended December 31, 2010 and for the period from May 5, 2009 (inception) through December 31, 2009, respectively.

Components of deferred tax assets at December 31, 2010 and 2009 would have been as follows:

	December 31, 2010	December 31, 2009
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$1,006,536	161,590

Less: Valuation allowance	(1,006,536)	(161,590)

Deferred tax assets, net of valuation allowance	$-	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes would have been as follows:

	For the Year Ended December 31, 2009	For the period from May 5, 2009 (inception) through December 31, 2009

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

NOTE 11 – CONCENTRATIONS AND CREDIT RISK

Customer and credit concentrations

Customer concentrations for the year ended December 31, 2010 and for the period from May 5, 2009 (inception) through December 31, 2009 and credit concentrations at December 31, 2010 and 2009 are as follows:

	Net Sales for the Year and Period Ended		Accounts Receivable At
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Customer A - Heartland America	51.0%	94.3%	84.0%	100.0%

Customer B - Best Buy	30.0%	-%	5.0%	-%

Customer C - Sportsman’s Guide	2.0%	-%	7.0%	-%

	83.0%	94.3%	96.0%	100.0%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Vendors and Credit Concentrations

One (1) vendor owns the patent to the product the Company distributes, manufactures the product for the Company for the year ended December 31, 2010 and 2009 and accounted for majority of its accounts payable balances at December 31, 2010 and 2009.

Product concentration

The Company owns the exclusive marketing and distribution right in the U.S. and Canada to the product it distributes and this product accounted for all sales for the year ended December 31, 2010 and for the period from May 5, 2009 (inception) through December 31, 2009.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of December 31, 2010 through August 24, 2011 when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Entry into operating lease

On April 19, 2011, the Company entered into a non-cancelable operating lease for approximate 5,188 square foot office space effective June 15, 2011 expiring on June 30, 2014. Future minimum payments required under this non-cancelable operating lease were as follows:

Year ending December 31:

2011	$32,032

2012	59,136

2013	59,136

2014	29,568

$179,872

Entry into NASCAR sponsorship agreement

On April 22, 2011, the Company entered into a NASCAR sponsorship agreement for the 2011 race season.  Future minimum payments required under this non-cancelable operating lease were $700,000, of which $525,000 have been paid through August 15, 2011 and $150,000 and $75,000 are due September 15, 2011 and October 1, 2011, respectively.

FUEL DOCTOR, LLC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$75,731	$11,640
Accounts receivable	122,671	72,261
Inventories	1,247,671	1,404,478
Prepaid income tax	1,726	1,726

Total Current Assets	1,447,799	1,490,105

INVESTMENT	-	-

OFFICE EQUIPMENT:
Office equipment	6,370	4,840
Accumulated depreciation	(1,393)	(1,062)
Office equipment, net	4,977	3,778

SECURITY DEPOSIT	3,210	3,210

Total Assets	$1,455,986	$1,497,093

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$164,267	$334,181
Credit cards payable	122,365	64,444
Advance from related party	1,866	2,501
Accrued expenses and other current liabilities	30,366	94,352

Total Current Liabilities	318,864	495,478

LONG TERM DEBT	101,732	101,732
LONG TERM DEBT- RELATED PARTIES	506,814	506,814

Total Long Term Liabilities	608,546	608,546

Total Liabilities	927,410	1,104,024

EQUITY
MEMBERS' EQUITY:
Members' capital	3,918,468	3,353,468
Accumulated deficit	(3,389,892)	(2,960,399)

Total Members' Equity	528,576	393,069

NONCONTROLLING INTEREST IN SUBSIDIARY	-	-

Total Liabilities and Equity	$1,455,986	$1,497,093

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months	For the Three Months
	Ended	Ended
	March 31, 2011	March 31, 2010
	(Unaudited)	(Unaudited)

NET REVENUES	$344,007	$234,234

COST OF GOODS SOLD	210,614	181,354

GROSS PROFIT	133,393	52,880

OPERATING EXPENSES:
Advertising and promotion	349,681	284,537
Commission	1,130	171,259
Compensation - managing member	74,100	61,113
Product samples	8,129	-
Professional fees	48,311	25,402
Rent expenses	9,951	6,700
Research and development	-	10,000
General and administrative expenses	68,547	90,307

Total operating expenses	559,849	649,318

LOSS FROM OPERATIONS	(426,456)	(596,438)

OTHER (INCOME) EXPENSE:
Interest expense	3,043	-
Other (income) expense	(6)	-

Other (income) expense, net	3,037	-

LOSS BEFORE NONCONTROLLING INTEREST	(429,493)	(596,438)

NONCONTROLLING INTEREST	-	-

NET LOSS	$(429,493)	$(596,438)

Pro Forma Financial Information:

LOSS BEFORE TAXES	(429,493)	(596,438)

INCOME TAX PROVISION	-	-

LOSS BEFORE NONCONTROLLING INTEREST	(429,493)	(596,438)

NONCONTROLLING INTEREST	-	-

NET LOSS	$(429,493)	$(596,438)

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.
CONSOLIDATED STATEMENT OF EQUITY
FOR THE PERIOD MAY 5, 2009 (INCEPTION) THROUGH MARCH 31, 2011
(Unaudited)

		Common Stock,		Additional		Total Fuel Doctor LLC
	Members'	$0.001 Par Value		Paid-In	Accumulated	Members'	Noncontrolling	Total
	Capital	Shares	Amount	Capital	Deficit	Equity	Interest	Equity

May 5, 2009 ( inception )	$-	-	$-	$-	$-	$-	$-	$-

Members' capital contribution	873,678					873,678	-	873,678

Net loss					(475,263)	(475,263)	-	(475,263)

Balance, December 31, 2009	873,678	-	-	-	(475,263)	398,415	-	398,415

Members' capital contribution	2,479,790					2,479,790	-	2,479,790

Net loss					(2,485,136)	(2,485,136)	-	(2,485,136)

Balance December 31, 2010	3,353,468	-	$-	$-	(2,960,399)	393,069	$-	$393,069

Members' capital contribution	565,000					565,000	-	565,000

Net loss					(429,493)	(429,493)	-	(429,493)

Balance March 31, 2011	$3,918,468	-	$-	$-	$(3,389,892)	$528,576	$-	$528,576

See accompanying notes to the consolidated financial statements.

FUEL DOCTOR, LLC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months	For the Three Months
	Ended	Ended
	March 31, 2011	March 31, 2010
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(429,493)	$(596,438)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	331	-
Changes in operating assets and liabilities:
Accounts receivable	(50,410)	(190,972)
Inventories	156,807	(1,159,209)
Prepayment and other current assets	-	-
Accounts payable	(169,914)	606,994
Credit cards payable	57,921	19,300
Accrued expenses and other current liabilities	(63,986)	-

NET CASH USED IN OPERATING ACTIVITIES	(498,744)	(1,320,325)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of office equipment	(1,530)	(3,076)

NET CASH USED IN INVESTING ACTIVITIES	(1,530)	(3,076)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related party	(635)	-
Proceeds from long-term debt	-	101,732
Proceeds from long-term debt -related parties	-	260,000
Capital contribution	565,000	965,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	564,365	1,326,732

NET CHANGE IN CASH	64,091	3,331

Cash at beginning of period	11,640	25,558

Cash at end of period	$75,731	$28,889

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to the consolidated financial statements.

Fuel Doctor, LLC.

March 31, 2011 and 2010

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Fuel Doctor, LLC. (the “Company”) was organized on May 5, 2009 under the laws of the State of California. The Company engages in the design, marketing and distribution of auto accessories.

Formation of Fuel Doctor Fuel Stations, LLC.

On November 16, 2010, the Company formed Fuel Doctor Fuel Stations, LLC. (“Fuel Stations”) under the laws of the State of California, whereby the Company owns 60% of the equity interest.  Fuel Stations plans to operate businesses associated with the sale and distribution of a gasoline, food and beverage market, and associated Fuel Doctor products.  As of December 31, 2010, Fuel Stations was inactive.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - unaudited interim consolidated financial information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2010 and notes thereto contained in the information filed as part of the Company’s Current Report on Form 8-K.

Principles of consolidation

The consolidated financial statements include all accounts of the Company as of March 31, 2011 and 2010, for the interim periods then ended;  all accounts of Fuel Stations as of March 31, 2011, and for interim period then ended.  All inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include allowance for doubtful accounts; the fair value of financial instruments; inventory valuation and obsolescence including values assigned and the market value of inventories; the carrying value, recoverability and impairment of long-lived assets, including the values assigned and estimated useful lives of office equipment; interest rates, and the assumption that the Company will continue as a going concern.  These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, the estimates are adjusted accordingly.  Actual results could differ from the estimates.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.   The three levels of fair value hierarchy defined by paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, credit cards payable, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s long-term debt approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 2011 and December 31, 2010.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fair value of non-financial assets or liabilities measured on a recurring basis

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include office equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; and (v) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

There was no allowance for doubtful accounts at March 31, 2011 or December 31, 2010.

The Company does not have any off-balance-sheet credit exposure to its customers.

Inventories

The Company values inventories, consisting of purchased goods for resale, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method.  The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

 Office equipment

Office equipment is recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Investment

The Company follows Subtopic 325-20 of the FASB Accounting Standards Codification to report its investment in private companies. Pursuant to ASC 325-20, investments in private companies are initially recorded at cost. Income is recorded for dividends received that are distributed from net accumulated earnings of the investee subsequent to the date of investment. Dividends received in excess of earnings subsequent to the date of investment are considered a return of investment and are recorded as reductions in the cost of the investment. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a) the nature of the relationship(s) involvedb)  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Noncontrolling interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the noncontrolling interest in Fuel Stations, its majority owned subsidiary in the consolidated statements of balance sheets within the equity section, separately from the Company’s members’ equity.  Noncontrolling interest represents the noncontrolling interest holder’s proportionate share of the equity of the Company’s majority-owned subsidiary, Fuel Stations.  Noncontrolling interest is adjusted for the noncontrolling interest holder’s proportionate share of the earnings or losses and the noncontrolling interest continues to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of goods.  Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as third party shipping companies and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Shipping and handling costs

The Company accounts for shipping and handling fees in accordance with paragraphs 605-45-45-19 through 605-45-45-23 of the FASB Accounting Standards Codification.  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Advertising costs

Advertising costs are expensed as incurred.

Research and development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification and paragraph 730-20-25-11 of the FASB Accounting Standards Codification for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.  The research and development arrangements usually involve one specific research and development project.  Often times, the Company makes non-refundable advances upon signing of these arrangements.  The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification for those non-refundable advances.  Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the related goods are delivered or the related services are performed.  The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered.  If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

Income taxes

The Company is an LLC.  The operating results of the LLC are included in the tax returns of the Company’s members.

Unaudited pro forma income tax information

The operating results of the LLC were included in the tax returns of the Company’s members for income tax purposes.  The unaudited pro forma income tax amounts, deferred tax assets and income tax rate included in the accompanying statements of operations and the income taxes note reflect the provision for income taxes which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, which classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $3,389,892 at March 31, 2011, had a net loss of $429,493 and net cash used in operating activities of $498,744 for the interim period then ended, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4– INVENTORIES

Inventories at March 31, 2011 and December 31, 2010 consisted of the following:

	March 31, 2011	December 31, 2010

Finished goods	$1,247,671	$1,404,478

	$1,247,671	$1,404,478

Slow-moving or obsolescence markdowns

The Company regularly reviews its finished goods to determine potential slow-moving or obsolescence, and when necessary, records a provision for excess or obsolete inventories based primarily on (i) its current level of inventories, (ii) historical and current sales data, (iii) estimates of future demand, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

There was no slow-moving or inventory obsolescence adjustments for the interim period ended March 31, 2011or 2010.

Lower of cost or market adjustments

In addition to review of potential inventories slow-moving or obsolescence the Company compares the cost of inventory with its estimated market value, and reduces the amount of the carrying value of inventories, equal to the difference between the cost of the inventory and its estimated market value.  Major factors utilized in the determination of estimated market value include (i) current market price, (ii) estimates of future demand, and (iii) competitive pricing pressures.

There was no lower of cost or market adjustments for the interim period ended March 31, 2011 or 2010.

NOTE 5 – OFFICE EQUIPMENT

Office equipment, stated at cost, less accumulated depreciation at March 31, 2011 and December 31, 2010 consisted of the following:

	Estimated Useful Life (Years)	March 31, 2011	December 31, 2010

Office equipment	5	$6,370	$4,840

		6,370	4,840

Less accumulated depreciation		(1,393)	(1,062)

		$4,977	$3,778

Depreciation  expense

Depreciation expense for the interim periods ended March 31, 2011 and 2010 was $331 and $0, respectively.

NOTE 6 – LONG-TERM DEBT

Long-term debt at March 31, 2011 and 2010 consisted of the following:

	March 31, 2011	December 31, 2010

Note payable with interest at 2% per annum, principal and interest due January 28, 2013	$101,732	$101,732

Less current maturities	(-)	(-)

LONG-TERM DEBT, net of current maturities	$101,732	$101,732

NOTE 7 – RELATED PARTY TRANSACTIONS

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Mark Soffa	Managing Member of the Company

Joel Gillis	Member of the Company

Ed Wishner	Member of the Company

Long term debt – related parties

Long term debt – related parties at March 31, 2011 and 2010 consisted of the following:

	March 31, 2011	December 31, 2010

Loans from Chief Executive Officer *	$174,314	$174,314

Loan from a member, with interest at 2% per annum, principal and interest due January 28, 2013	125,000	125,000

Loan from a member, with interest at 2% per annum, principal and interest due January 28, 2013	207,500	207,500

Long-term debt – related parties	506,814	506,814

Less current maturities	(-)	(-)

	$506,814	$506,814

* The loan bears 2 percent interest annually and is due December 31, 2013.

NOTE 8 – MEMBERS’ EQUITY

Capital contribution

For the year ended December 31, 2009, two members of the Company contributed $873,678 as members’ capital.

For the year ended December 31, 2010, two members of the Company contributed $2,479,790 as members’ capital.

For the interim period ended March 31, 2011, two members of the Company contributed $565,000 as members’ capital.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal proceeding

The Company was named as a party to a lawsuit filed by Mlissa Drinville (Mlissa Drinville v. Fuel Doctor, LLC) at the Los Angeles Superior Court (Case No. BC457475).  Plaintiff alleged that Fuel Doctor, LLC's product, the FD-47 did not work as advertised.  The management of the Company believes that this law suit is without merit and the Company will vigorously defend itself in this law suit.

Exclusive agency agreement

On August 15, 2009, the Company entered into an exclusive agency agreement (the “Exclusive Agency Agreement”) to distribute and market a fuel saving component, which reduces the utilization of gas known as “fuel doctor” (the “Product”) for the territories of U.S. and Canada with A to Z Innovations, Limited (“Vendor”), the Company owns the patents to the products.  On February 1, 2011, both parties amended the Exclusive Agency Agreement to expend the exclusive territories of distribution to worldwide from U.S. and Canada. Pursuant to the terms of the Exclusive Agency Agreement as amended, in order for the Company to maintain its exclusive distribution right from its vendor, the Company must purchase minimum number of FD-47s during the yearly periods of the agreement set forth below:

Year of Contract	Number of Units Purchased
First(12/15/2009-12/14/2010)	110,000
Second(12/15/2010-12/14/2011)	250,000
Third(12/15/2011-12/14/2012)	700,000
Fourth(12/15/2012-12/14/2013)	1,000,000
Fifth(12/15/2013-12/14/2014)	1,300,000

As of December 31, 2010, the Company purchased 135,000 units of FD-47s and meets the minimum requirement for the first year of contract.

NOTE 10 – CONCENTRATIONS AND CREDIT RISK

Customer and credit concentrations

Customer concentrations for the interim period ended March 31, 2011 and 2010 and credit concentrations at March 31, 2011 and 2010 are as follows:

	Net Sales for the Interim Period Ended		Accounts Receivable At
	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010

Customer A - Heartland America	45.0%	29.0%%	4.8%	30.0%

Customer B - Best Buy	4.0%	67.0%	35.2%	69.0%

Customer C - Advanced Auto Parts Inc.	47.0%	-%	47.9%	-%

Customer D-HKT Corporation	3.0%	-%	7.2%	-%

	99.0%	96.0%	95.1%	99.0%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Vendors and Credit Concentrations

One (1) vendor owns the patent to the product the Company distributes, manufactures the product for the Company for the year ended December 31, 2010 and 2009 and accounted for majority of its accounts payable balances at December 31, 2010 and 2009.

Product concentration

The Company owns the exclusive marketing and distribution right in the U.S. and Canada to the product it distributes and this product accounted for all of the sales for the interim period ended March 31, 2011 and 2010.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of March 31, 2011 through August 24, 2011 when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Entry into operating lease

On April 19, 2011, the Company entered into a non-cancelable operating lease for approximate 5,188 square foot office space effective June 15, 2011 expiring on June 30, 2014.  Future minimum payments required under this non-cancelable operating lease were as follows:

Year ending December 31:

2011	$32,032

2012	59,136

2013	59,136

2014	29,568

$179,872

Entry into NASCAR sponsorship agreement

On April 22, 2011, the Company entered into a NASCAR sponsorship agreement for the 2011 race season.  Future minimum payments required under this non-cancelable operating lease were $700,000, of which $525,000 have been paid through August 15, 2011 and $150,000 and $75,000 are due September 15, 2011 and October 1, 2011, respectively.